FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES

                                     BETWEEN



                          LIBERTY ALL-STAR EQUITY FUND

                                       AND



                               COMPUTERSHARE INC.

                                       AND



                        COMPUTERSHARE TRUST COMPANY, N.A.



This Fee and Service Schedule is by and between, Computershare Inc. ("Computershare") and Computershare Trust Company, N.A. (the "Trust Company"), (collectively, "Transfer Agent") and Liberty All-Star Equity Fund (the "Company"), whereby the Transfer Agent will perform the following services for the Company. This Fee and Service Schedule ("Schedule") is an attachment to the Agreement. Terms used, but not otherwise defined in this Schedule, shall have the same meaning as those terms in the Agreement.


TERM

The fees set forth in this Schedule shall be effective for a period of ONE (1) YEAR, commencing from the effective date of AUGUST 1, 2007 (the "Initial Term"). Sixty (60) days before the expiration of the Initial Term or a Renewal Term, whichever is applicable, the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term. If no new fee schedule is agreed upon, provided that service mix and volumes remain constant, the fees listed in the Schedule shall be increased (a) by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor; or (b) to the Transfer Agent's minimum fees then in effect, whichever is greater. Fees will be increased on this basis for each successive Agreement anniversary thereafter.

FEES

ONGOING ACCOUNT MANAGEMENT*
---------------------------
This fee covers all administration of the services listed in the services section except as noted below. Out of pocket costs associated with providing these services will be charged separately.

$5,665.00     Liberty All-Star Equity Fund -  Monthly Administrative Fee
$     .75     Per DRP Transaction
$    1.00     Per Fulfillment package

      * If the average volume of transactions, inquiries, or telephone calls significantly increases during the term of this Agreement as a result of outside factors or unforeseen circumstances for which the Transfer Agent is not the proximate cause, the Transfer Agent and the Company shall negotiate an additional fee.

LOST OWNER/SHAREHOLDER SEARCH SERVICES
--------------------------------------
   o  SEC Electronic Database Search             $2.00 per account searched
   o  National Change of Address (NCOA) Search   $.01 per account (all accounts)

SERVICES

      ADMINISTRATIVE SERVICES
      -----------------------
      o Annual administrative services as Transfer Agent and Registrar for the common stock of the company
      o  Assignment of relationship manager

      ACCOUNT MAINTENANCE
      -------------------
      o Maintain 7,500 registered shareholder accounts for Liberty All-Star Equity Fund (additional accounts to be billed at $6.00 each per year)
      o  Maintain registered shareholder accounts
      o  Create new shareholder accounts
      o  Post and acknowledge address changes
      o  Process other routine file maintenance adjustments
      o Post all transactions, including debit and credit certificates, to the shareholder file
      o  Respond to requests for audit confirmations
      o Perform OFAC (Office of Foreign Asset Control) and Patriot Act reporting
      o  Obtain tax certifications

      SHARE ISSUANCE
      --------------
      o  Issuance, cancellation and registration of shares
      o  Process all legal transfers as appropriate
      o  Combine certificates into larger and/or smaller denominations
      o Replace lost certificates in accordance with UCC guidelines and Computershare policy (subject to shareholder-paid fee and bond premium)
      o  Place, maintain and remove stop-transfer notations

      SHAREHOLDER COMMUNICATIONS
      --------------------------
      o  Provide company-specific Shareholder contact number;
      o  Provide IVR 24/7 (subject to system maintenance);
      o  Respond to Shareholder inquiries (written, e-mail and web);
      o  Record all Shareholder calls;
      o  Scan and image incoming correspondence from Shareholders;

      DIRECT REGISTRATION SYSTEM
      --------------------------
      o Register, issue and transfer certificates electronically per the terms and conditions of the DRS appointment letter and the sales order processing facility
      o Process Web, IVR and telephone sales for Shares held in direct registration (sale fees charged to Shareholder), pursuant to the terms and conditions, including applicable fees, of the sales facility

      ONLINE ACCESS
      -------------
      o Provide Internet access to "Issuer Online," desktop access to corporate and Shareholder information administered by Computershare, which permits data management including running standard reports such as Top 10 - 200 Shareholder lists, submitting real-time inquiries such as an issued capital query, and reporting by holding range
      o Provide Internet access to "Investor Centre," which provides Shareholder account information, transaction capabilities, and downloadable forms and FAQs

      MAILING SERVICES
      ----------------
      o Coordinate the mailing of company-provided reports, three (3) per annum for registered Shareholders

      ANNUAL MEETING SERVICES
      -----------------------
      o  Prepare a full Shareholder list as of the Annual Meeting Record Date
      o  Address proxy cards for all registered Shareholders
      o Coordinate the mailing of the proxy card, proxy statement, return envelope and Annual Report to all registered Shareholders
      o  Receive, open and examine returned proxies
      o  Tabulate returned proxies
      o  Provide on-line access to proxy vote status
      o Attend Annual Meeting as Inspector of Election (travel expenses billed as incurred)
      o Prepare a final Annual Meeting list reflecting how each account has voted on each proposal


      ADDITIONAL ANNUAL MEETING SERVICES (SUBJECT TO ADDITIONAL FEES)
      ---------------------------------------------------------------

      o  Electronic delivery of proxy material ($0.35 each, $250 minimum)
      o Provide financial printing of 10ks, proxy statements and other related documents (at bid)
      o Accept and load other related proxy files, 401K, ESPP and other stock issues not on our recordkeeping system ($300 per file)
      o Match load related proxy files to registered Shareholder base to eliminate duplicate mailings ($300 per file)
      o Provide householding of materials to the same address ($500 set-up fees plus $0.50 for each suppressed package)
      o Provide Internet and telephone voting ($1,000 set-up plus $0.28 per telephone vote and $0.10 per web vote)


      DIVIDEND SERVICES
      -----------------
      o Receive all funds before or on mailing date by 11:00 A.M., EASTERN STANDARD TIME via Federal Funds Wire, ACH or Demand Deposit Account debit
      o Coordinate the mailing of quarterly dividends with an additional enclosure with each dividend check
      o Prepare and file Federal Information Returns (Form 1099) of dividends paid in a year
      o Prepare and file State Information Returns of dividends paid in a year to Shareholders resident within such state
      o Prepare and file annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens
      o  Coordinate the mailing of Form 1099 to Shareholders
      o  Replace lost dividend checks
      o  Reconcile paid and outstanding checks
      o Code "undeliverable" accounts to suppress mailing dividend checks to same
      o  Keep records of accumulated uncashed dividends
      o Perform the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:
         o Withhold tax from Shareholder accounts not in compliance with the provisions of the Act
         o Reconcile and report taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service

         o Mail to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding
         o Perform Shareholder file adjustments to reflect certification of accounts

      ACH SERVICES
      ------------
      o Review cards for accuracy and completeness and identifying cards with incomplete information
      o  Mail cure letter to Shareholders with incomplete cards
      o  Identify cards received after the cut-off date
      o  Code accounts for ACH and performing pre-note test
      o Identify rejected ACH transmissions mail dividend check and explanation letter to Shareholders with rejected transmissions
      o  Respond to Shareholder inquiries concerning the ACH Program
      o  Code cards received after cut-off date
      o Calculate on a quarterly basis the Share breakdown for ACH vs. other dividend payments and notifying the Company of funding amount for ACH transmissions and other payable date funds
      o Credit ACH designated bank accounts automatically on dividend payable date
      o  Maintenance of ACH participant file, including coding new ACH accounts
      o  Process termination requests
      o  Keep adequate records including retention of authorization cards

      GLOBAL PAYMENTS SERVICE
      -----------------------
      o Allow shareholders to elect to receive sale proceeds and dividend payments in foreign currencies (subject to certain geographic restrictions) by check or by electronic funds transfer in accordance with Transfer Agent's guidelines (fees paid by Shareholders)

      DIVIDEND REINVESTMENT SERVICES
      ------------------------------
      o Invest Dividend Reinvestment and Optional Cash Purchases per the plan document
      o Reinvestment and/or cash investment transactions of Dividend Reinvestment Plan participant accounts
      o Coordinate the mailings statement to Plan participant when activity occurs
      o  Process automatic monthly investments via ACH
      o  Maintain DRP accounts and establishing new participant accounts
      o  Process sale, termination and withdrawal requests
      o  Supply summary reports for each reinvestment/investment
      o  Provide certificate safekeeping
      o Coordinate the mailing of Form 1099 to participants, including DRP participants and related filings with the IRS

      DIRECT FILING OF ABANDONED PROPERTY
      -----------------------------------
      o Coordinate the mailing of due diligence notices to all qualifying Shareholder accounts as defined by the State filing matrix
      o Process returned Due Diligence notices and remitting property to Shareholders prior to escheatment
      o   Prepare and file Preliminary and Final Abandoned Property Reports
      o Prepare and file checks for each state covering unclaimed funds as per state requirements
      o Issue and file stock certificate(s) registered to the applicable state(s) representing returned (RPO) certificates and underlying Share positions
      o Retain, as required by law or otherwise, records of property escheated to the several States and responding, after appropriate research, to Shareholder inquiries relating to same

      LOST OWNER/SHAREHOLDER SEARCH SERVICES
      --------------------------------------
      o Perform electronic database searches in accordance with SEC requirements
      o  Update new addresses provided by search firm
      o  Send verification form to Shareholder to validate address
      o Reissue abandoned property held to Shareholders upon receipt of signed verification form



ADDITIONAL SERVICES
-------------------
Items not included in the fees and services set forth in this Schedule including, but not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, or any services associated with a special project are to be billed separately, on an appraisal basis.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Schedule shall not be a part of the Standard Services and shall be billed by appraisal. All additional services not specifically covered under this Schedule will be billed by appraisal, as applicable.

BILLING DEFINITION OF NUMBER OF ACCOUNTS
----------------------------------------
For billing purposes, the number of accounts will be based on open accounts on file at the beginning of each billing period, plus any new accounts added during that period. An open account shall mean the account of each Shareholder which account shall hold any full or fractional Shares of stock held by such Shareholder, outstanding funds, or reportable tax information.

OUT-OF-POCKET EXPENSES
----------------------
In addition to the fees above, the Company agrees to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to postage, forms, telephone, taxes, records storage, exchange and broker fees, or advances incurred by the Transfer Agent for the items set out in Exhibit A attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Company, will be reimbursed by the Company.

                                   ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.


COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N. A.       LIBERTY ALL-STAR EQUITY FUND

ON BEHALF OF BOTH ENTITIES:


By:    /s/ Dennis V. Moccia              By:    /s/ Jeremy O. May
       ----------------------------             -----------------

Name:  Dennis V. Moccia                  Name:  Jeremy O. May
       ----------------------------             -------------

Title: Managing Director                 Title: Treasurer
       ----------------------------             ---------










THIS FEE AND SERVICE SCHEDULE SHALL SERVE AS AN ATTACHMENT TO THE TRANSFER AGENCY AND STOCK TRANSFER SERVICES AGREEMENT DATED AUGUST 1, 2007.

                                   Exhibit A
                            Out of Pocket Expenses

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this Fee and Service Schedule and are billable as incurred.

      o  Postage (outgoing and business reply)
      o  Envelopes
      o  Forms and stationery
      o  Printing
      o  Enclosing (proxy cards, dividend checks, etc.)
      o Fulfillment (transfer packages, new account packages, DRIP enrollment packages)
      o  Proxy proof set-up
      o  Record retention
      o  Insurance premiums (mailing certificates)
      o Delivery and freight charges (including overnight delivery; Airborne Express, FedEx, etc.)
      o  Destruction of excess/obsolete material
      o  Telephone usage and line expenses
      o  SAS 70 reports
      o  SEC lost shareholder electronic search

PLEASE NOTE:

Good funds to cover postage expenses in excess of $10,000 for Shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $10,000 will be billed as incurred.